As filed with the Securities and Exchange Commission on September 28, 2023

REGISTRATION NO. 333-274438

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ATLANTA BRAVES HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	7900	92-1284827
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification code number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112, (720) 875-5500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Renee L. Wilm	Copy to:
Chief Legal Officer & Chief Administrative Offcer Atlanta Braves Holdings, Inc.	C. Brophy Christensen O’Melveny & Myers LLP
12300 Liberty Boulevard Englewood, Colorado 80112	Two Embarcadero Center 28th Floor San Francisco, CA 94111
(720) 875-5500	(415) 984-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Atlanta Braves Holdings, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-274438) (the Registration Statement) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules

Exhibit
No.	Document
1.1	Form of Underwriting Agreement
2.1	Reorganization Agreement, dated June 28, 2023, between the Registrant and Liberty Media Corporation#
3.1	Amended and Restated Articles of Incorporation of the Registrant#
3.2	Amended and Restated Bylaws of the Registrant#
5.1	Opinion of Greenberg Traurig LLP as to the legality of the securities being registered#
10.1+	Atlanta Braves Holdings, Inc. 2023 Omnibus Incentive Plan#
10.2+	Atlanta Braves Holdings, Inc. Transitional Stock Adjustment Plan#
10.3	Tax Sharing Agreement, dated July 18, 2023, between the Registrant and Liberty Media Corporation#
10.4	Services Agreement, dated July 18, 2023, between the Registrant and Liberty Media Corporation#
10.5	Aircraft Time Sharing Agreements, dated July 18, 2023, between the Registrant and Liberty Media Corporation#
10.6	Facilities Sharing Agreement, dated July 18, 2023, by and among the Registrant, Liberty Media Corporation, and Liberty Property Holdings, Inc.#
10.7	Form of Indemnification Agreement by and between the Registrant and its executive officers/ directors#
10.8	Registration Rights Agreement, dated July 18, 2023, between the Registrant and Liberty Media Corporation#
10.9	Stadium Operating Agreement, dated May 27, 2014, by and among Braves Stadium Company, LLC, Cobb-Marietta Coliseum and Exhibit Hall Authority and Cobb County, Georgia#
10.10+	Form of Restricted Stock Units Agreement (Non-Employee Director) #
10.11+	Form of Non-Qualified Stock Option Agreement (Non-Employee Director) #
21.1	Subsidiaries of the Registrant#
23.1	Consent of KPMG LLP (Atlanta Braves Holdings, Inc.) #
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1) #
24.1	Power of Attorney (included on the signature page to this Registration Statement) #

107	Filing Fee Table#

#       Previously filed.

+       This document has been identified as a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, state of Colorado, on this 28th day of September 2023.

ATLANTA BRAVES HOLDINGS, INC.

By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer and
Chief Administrative Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board, Chief Executive Officer	September 28, 2023
Gregory B. Maffei	(Principal Executive Officer), and President

*	Chief Accounting Officer and Principal Financial
Brian J. Wendling	Officer (Principal Financial Officer and Principal	September 28, 2023
Accounting Officer)

*
Brian M. Deevy	Director	September 28, 2023

*
Wonya Y. Lucas	Director	September 28, 2023

*
Terence McGuirk	Director	September 28, 2023

*
Diana M. Murphy	Director	September 28, 2023

*By:	/s/ Renee L. Wilm
Renee L. Wilm
Attorney-in-fact